                                  Exhibit 4.01


         FIRST SUPPLEMENTAL INDENTURE, dated as of May 4, 1994 (the "First Supplemental Indenture"), to the Indenture, dated as of February 22, 1994 (the "Indenture") between ADELPHIA COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), and BANK OF MONTREAL TRUST COMPANY, a trust company organized under the laws of the State of New York (the "Trustee").

         WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of 9-1/2% Senior Pay-In-Kind Notes due 2004, Series A ("Series A Notes") and 9-1/2% Senior Pay-In-Kind Notes due 2004, Series B ("Series B Notes") ("Series A Notes" and "Series B Notes" sometimes collectively referred to herein as the "Notes"); and

         WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this First Supplemental Indenture in order to establish and provide for the issuance by the Company of Series B Notes pursuant to the Indenture in the aggregate principal amount of $22,615,000 in exchange for a like principal amount of Series A Notes in a Private Exchange Offer (as defined herein) subject to the limitations of Section 2.02 of the Indenture; and

         WHEREAS, Section 8.01 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any holder of any Note provided certain conditions are met; and

         WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this First Supplemental Indenture have been complied with; and

         WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the Company agrees with the Trustee that the Indenture is supplemented and amended, solely to the extent and for the purposes expressed herein, as follows:


         Section 1.   Private Exchange Offer; Scope.  In the event that the
                      -----------------------------
Company delivers to the Trustee a copy of an Officer's Certificate certifying that the Company has privately offered Series B Notes to holders of Series A Notes ("Private Holders") in accordance with an exchange offer by the Company (the "Private Exchange Offer"), the Trustee shall authenticate and deliver Series B Notes in exchange for such Private Holders' Series A Notes upon the terms set forth in the Private Exchange Offer. The changes, modifications and supplements to the Indenture effected by this First Supplemental Indenture in Sections 2 through 4 of this First Supplemental Indenture shall only be applicable with respect to, and govern the terms of, Series B Notes issued by the Company in accordance with the Private Exchange Offer and Series B Notes
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issued by the Company in lieu of cash payments of interest on such Series B
Notes as provided in Section 2.15 of the Indenture ("Private Series B Notes"). Terms and provisions of the Indenture not otherwise changed, modified or supplemented herein shall continue to apply to Private Series B Notes.

         Section 2.  Transfer and Exchange.
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          (a) The Company shall promptly notify the
Trustee upon the occurrence of the following: (i) the effective date of any registration statement, and any post-effective amendments and supplements thereto, registering the sale of Private Series B Notes by Private Holders under the Securities Act (a "Series B Registration Statement"); (ii) the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Series B Registration Statement or the initiation of any proceedings for that purpose; (iii) the happening of any event during the period that a Series B Registration Statement is effective which makes any statement in such Series B Registration Statement (or the prospectus included therein) untrue in any material respect or which requires the making of any changes in such Series B Registration Statement (or such prospectus) so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) that all Private Series B Notes have been sold pursuant to a Series B Registration Statement.

          (b) The provisions set forth in Section 3 of this Supplemental Indenture shall terminate, with respect to any Private Series B Note, simultaneously with any sale of such Private Series B Note pursuant to a Series B Registration Statement. Any Private Series B Note as to which such restrictions shall have terminated or expired or any Private Series B Note freely tradeable pursuant to Rule 144(k) under the Securities Act may, upon surrender of such Private Series B Note for exchange to the Trustee, be exchanged for a new Series B Note of like tenor and aggregate principal amount which shall not bear the Series B Private Placement Legend; provided, however, that no transfer of a Series B Note pursuant to a Series B Registration Statement shall be permitted if such transfer pursuant to a Series B Registration Statement is attempted to be made at any time after the Company has notified the Trustee of the occurrence of an event described in Section 2(a)(ii) or (iii), unless the Company has subsequently notified the Trustee of the occurrence of an event described in Section 2(a)(i) or (iv). In the event of an exchange pursuant to the immediately preceding sentence, the Trustee shall authenticate and deliver a Series B Note of like tenor and aggregate principal amount as the Private Series B Note exchanged therefor, which Series B Note shall not be a Private Series B Note.

         Section 3.  Certificated Note  and Special Transfer Provisions.
                     --------------------------------------------------

          (a)  Every Private Series B Note shall (i) be
a Certificated Note, and (ii) bear the following legend (the "Series B Private Placement Legend"):
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              THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
         1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY OF THE LATER OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR THE SALE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) BY THE COMPANY OR AN AFFILIATE OF THE COMPANY (COMPUTED IN ACCORDANCE WITH PARAGRAPH (D) OF RULE 144 UNDER THE SECURITIES ACT) OR (Y) BY AN AFFILIATE OF THE COMPANY OR BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER IN EITHER CASE, OTHER THAN
         (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE TRANSFEROR IN WRITTEN INSTRUCTIONS TO THE REGISTRAR), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE TRANSFEROR IN WRITTEN INSTRUCTIONS TO THE REGISTRAR), (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT (AS INDICATED BY THE TRANSFEROR IN WRITTEN INSTRUCTIONS TO THE REGISTRAR), OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF BY PURCHASING THIS SECURITY, TO THE EXTENT THE TRANSFEROR HEREOF INDICATES IN ITS WRITTEN NOTICE TO THE REGISTRAR THAT IT IS TRANSFERRING THIS SECURITY PURSUANT TO ITEMS (2) OR (3) ABOVE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (I) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (II) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (O)(2) OF RULE 902 UNDER) REGULATION S OF THE SECURITIES ACT.

          (b) The following provisions shall apply with respect to the registration of any proposed transfer of a Private Series B Note:

                   (i) The Registrar shall register the transfer of Private Series B Notes if such transfer is being made by a proposed transferor who has advised the Company and the Registrar in writing, that (A) the transfer has been made in compliance with the provisions of Rule 144A under the Securities Act ("Rule 144A") to a transferee who, in either case, by purchasing or otherwise acquiring the Note shall have and shall be deemed to have represented and agreed that it is purchasing the Private Series B Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and that it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A, (B) the transfer has been made in an offshore transaction in accordance with all requirements and provisions of Regulation S under the Securities Act ("Regulation S") to a transferee who, in either case, by purchasing or otherwise acquiring the Note shall have and shall be deemed to have represented and agreed that it is purchasing the Private Series B Note for its own account or for an account with respect to which it exercises sole investment discretion and that it and any such account have complied, and the purchase or other acquisition is in compliance with, all requirements and provisions of Regulation S, (C) the transfer has been made in accordance with Rule 144 under the Securities Act, or
         (D) the transfer has been made pursuant to a Series B Registration Statement; in each case such transfer shall be accompanied by such additional documentation or certifications as shall be requested by the Company or the Registrar.

                   (ii) If the proposed transferee is an Agent Member, and the proposed transfer will result in the termination or expiration of the restrictions on transfer of the Private Series B Note pursuant to
         Section 2(b), upon receipt by the Registrar of (x) the documents or certifications, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Series B Global
         Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall cancel the Certificated Note so transferred.

          (c) By its acceptance of any Private Series B Note bearing the Series B Private Placement Legend, each Private Holder acknowledges the restrictions on transfer of such Private Series B Note set forth in this First Supplemental Indenture and in the Series B Private Placement Legend and agrees that it will transfer such Private Series B Note only as provided in this First Supplemental Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time.

         Section 4.  Definitions.  Any capitalized term used herein and not
                     -----------
otherwise defined herein shall have the meaning given in the Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and attested, all as of the date and year first above written.


ATTEST:                                 ADELPHIA COMMUNICATIONS CORPORATION



/s/ Colin H. Higgin                    By: /s/ James Brown
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Assistant Secretary                        Vice President


ATTEST:                                 BANK OF MONTREAL TRUST COMPANY, as
                                        Trustee


/s/                                     By: /s/ Therese Gaballah
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